For Immediate Release

Media:	Investors:
Tom Furr Smart Online, Inc. 919-765-5000 tfurr@smartonline.com	David K. Waldman/Jody Burfening Lippert/Heilshorn & Associates 212-838-3777 dwaldman@lhai.com

Smart Online Provides First Quarter Update

Rapidly Adding New Syndication Partners

Phase I Launch of OneBiz Conductor™ Progressing Smoothly

RESEARCH TRIANGLE PARK, N.C., May 16, 2005 — Smart Online (OTCBB: SOLN) today reported results for the first quarter ended March 31, 2005.

Michael Nouri, chairman and chief executive officer of Smart Online, stated, “We began 2005 having developed an extensive range of online software applications designed to help small businesses start, manage and grow their companies. During the first quarter, we continued to expand our product offering and are rapidly gaining wide-spread penetration within the small-to-medium sized business market, through our list of private-label syndication partners. These syndication partners offer our full-suite of web-based applications to their existing small businesses customers. During the quarter, we announced a new syndication agreement with the Union Bank of California, California’s fourth largest commercial bank, and have subsequently announced agreements with JPMorgan Chase, BusinessWeek Online, and the New York Enterprise Report. We now provide over 23 business applications, offered through 6 syndication partners, reaching more than 5 million small businesses in the U.S. alone.”

Mr. Nouri continued, “We are especially encouraged by the seamless Phase I launch of OneBiz Conductor™ during the first quarter. OneBiz Conductor™ is a break-through software platform that gives small businesses the power to manage their day-to-day operations, both time and cost effectively, by ultimately integrating banking, accounting, human resources, shipping, collaboration and commerce applications—all through a single web portal. The goal is to now leverage our user base and significant investments to-date, to effect a successful transition to revenue generation as we launch Phase II and Phase III of OneBiz Conductor™ during the latter half of 2005 and into 2006.”

Total revenue for the first quarter of 2005 was $252,000, compared to $250,000 for the same period last year. Revenues reflect that users are currently provided free use of most products. Net loss for the first quarter of 2005 was $294,000 compared to net loss of $599,000, for the same period in 2004. Net loss for the quarter reflects higher selling, general and administrative expenses related to the launch of OneBiz Conductor™, offset by a $547,000 gain on debt forgiveness in the first quarter of 2005. Net loss attributable to common shareholders for the first quarter of 2005 was $294,000 or $0.02 per share, compared to a loss of $6.0 million or $0.83 per share for the same period last year. Net loss attributable to common shareholders for the first quarter of 2004 included a charge of $2.2 million related to preferred stock dividends and accretion of discount, as well as a $3.2 million charge related to an accretive dividend issued in connection with a registration rights agreement.

About Smart Online

Smart Online Inc., www.smartonline.com, is one of the pioneers of Web-native applications and is the first vendor to offer a private label syndicated online business platform that enables Web delivery of critical applications and services for small-to-medium businesses. Smart Online led the industry by converting its business applications to Software-as-Service (SaS) Web delivery in 1999. Today, the company markets Web-based applications to customers via Smart Online’s Web site and by private labeling its syndicated software services for use on large corporate Web sites in the financial services, media, manufacturing and telco industries. These companies private-label and add to their Web sites the “Software-as-Service” applications from Smart Online in order to assist their existing business customers and new customers who want to run their business more efficiently but don’t want to commit the upfront capital for software and IT resources – a network that already includes, among others, INC Magazine, BusinessWeek, JPMorgan Chase, Union Bank of California, NY Report Enterprise and FastCompany Magazine.

For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factors Section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2004, copies of which may be obtained on the website of the Securities and Exchange Commission. All information in this press release is as of May 16, 2005. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.

Forward-Looking Statements

Statements in this press release that are “forward-looking statements,” which include plans for product release, to begin to generate revenue from sales of subscriptions for our improved product by charging subscription fees instead of allowing free use of our product, are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, delays in development schedules, changes in market conditions, product announcements by other companies, our ability to raise capital to increase our marketing budget and customer perception of the value of our enhanced products.

(tables follow)

Balance Sheet

	March 31,	December 31,
Assets	2005 (unaudited)	2004
CURRENT ASSETS:
Cash and cash equivalents	$1,386,783	$173,339
Marketable securities	—	395,000
Accounts receivable, net	12,189	30,904
Other accounts receivable	—	43,455
Prepaid expenses	69,318	24,850

Total current assets	1,468,290	667,548
PROPERTY AND EQUIPMENT, net	115,956	75,636
INTANGIBLE ASSETS, net	16,473	16,623
OTHER ASSETS	16,114	13,894

TOTAL ASSETS	$1,616,833	$773,701

CURRENT LIABILITIES:
Accounts payable	$222,336	$186,382
Accrued payroll	122,299	110,079
Accrued payroll taxes, penalties and interest	49,341	574,827
Deferred revenue	673,861	721,689

Total current liabilities	1,067,837	1,592,977

LONG-TERM LIABILITIES:

Deferred compensation, notes payable and interest	—	1,091,814

Total long-term liabilities	—	1,091,814

Total liabilities	1,067,837	2,684,791

COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $.001 par value, 45,000,000 shares authorized, shares issued and outstanding:
March 31, 2005 – 12,286,832; December 31, 2004 —11,631,832	12,287	11,632
Additional paid-in capital	37,563,408	34,809,832
Accumulated equity (deficit)	(37,026,699)	(36,732,554)

Total stockholders’ equity (deficit)	548,996	(1,911,090)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,616,833	$773,701

Statement of Operations

	Three Months Ended	Three Months Ended
	March 31, 2005	March 31, 2004
REVENUES:
Integration fees	$129,522	$103,819
Syndication fees	92,040	30,621
OEM revenue	12,000	14,686
Web services	15,159	16,714
Other revenues	4,517	1,375
Related party revenues	—	82,513

Total revenues	253,238	249,728
COST OF REVENUES	31,727	57,019

GROSS PROFIT	221,511	192,709
OPERATING EXPENSES:
General and administrative	519,036	449,257
Sales and marketing	294,732	98,399
Development	255,227	164,378

Total operating expenses	1,068,995	712,034

LOSS FROM OPERATIONS	(847,484)	(519,325)

OTHER INCOME (EXPENSE):
Interest income (expense), net	5,998	(107,652)
Gain on debt forgiveness	547,341	27,548

Total other income (expense)	553,339	(80,104)

NET LOSS	(294,145)	(599,429)
Preferred stock dividends and accretion of discount on preferred stock	—	(2,215,625)
Accretive dividend issued in connection with registration rights agreement	—	(3,225,410)

Net loss attributed to common stockholders	$(294,145)	$(6,040,464)

NET LOSS PER SHARE:
Net loss attributed to common stockholders - Basic and Diluted	$(.02)	$(0.83)

SHARES USED IN COMPUTING NET LOSS PER SHARE:
Basic and Diluted	11,829,610	7,321,707

Statement of Cash Flows

	Three Months Ended	Three Months Ended
	March 31, 2005	March 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(294,145)	$(599,429)
Adjustments to reconcile net loss to net cash provided
by (used in) operating activities:
Depreciation	11,093	10,104
Common shares or options issued in lieu of compensation	—	161,000
Common shares issued for extension of loan	—	75,000
Issuance of warrants	19,231	—
Changes in assets and liabilities:
Accounts receivable	18,715	58,226
Related party receivable	—	33,057
Other accounts receivable	—	(18,333)
Prepaid expenses	(44,468)	(25,675)
Other assets	41,235	—
Deferred revenue	(47,828)	(183,720)
Accounts payable	35,954	(370,242)
Accrued payroll	12,220	1,372
Accrued payroll taxes payable	(525,486)	(990,858)
Accrued interest payable	—	(138,164)
Deferred compensation, notes payable, and interest	(1,091,814)	111,992

Net cash (used in) provided by operating	(1,865,293)	(1,875,670)
Activities

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of furniture and equipment	(51,263)	(644)
Redemption of marketable securities	395,000	—

Net cash (used in) provided by investing activities	343,737	(644)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on notes payable	—	(350,000)
(Repayments) borrowings from stockholder	—	(86,480)
Issuance of common stock	2,735,000	2,288,499

Net cash (used in) provided by financing activities	2,735,000	1,852,019

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,213,444	(24,295)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	173,339	101,486

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,386,783	$77,191

Supplemental disclosures:
Cash payment during the year for interest:	$154,288	$164,055

Non-cash financing activities:
Non-cash accretion of preferred stock redemption value	$—	$2,215,625
Conversion of preferred stock into common stock	$—	$19,724,839

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